                                                                       EXHIBIT 1

                       SIMON TRANSPORTATION SERVICES INC.
                       ----------------------------------

                                2,000,000 SHARES

                              CLASS A COMMON STOCK
                                ($.01 PAR VALUE)


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                          ________________, 1997

Morgan Keegan & Company, Inc.
A.G. Edwards & Sons, Inc.
George K. Baum & Company
As Representative of the Underwriters
Morgan Keegan & Company, Inc.
50 Front Street
Memphis, Tennessee  38103

Dear Sirs:

     Simon Transportation Services Inc., a Nevada corporation (the "Company") and Richard D. Simon, Trustee of the Richard D. Simon Revocable Trust UTAD 2/12/93, Kelle A. Simon, Lyn Simon, Richard D. Simon, Jr., Sherry L. Simon Bokovoy and Alban Lang (the "Selling Shareholders"), propose to sell to the several underwriters named in Schedule I (collectively, the "Underwriters") an aggregate of 2,000,000 shares of the Company's Class A common stock, $.01 par value per share (the "Common Stock"), as set forth in Schedule I hereto (such 2,000,000 shares are herein referred to as the "Firm Shares"). The Firm Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are set forth in Schedule I opposite the name of such Underwriter.

     Solely for the purpose of covering overallotments in the sale of the Firm Shares, the Company and Richard D. Simon further propose to grant pro rata the right to said Underwriters to purchase up to an additional 100,000 and 200,000, respectively, Shares (the "Option Shares") identical to the Firm Shares. The Firm Shares and Option Shares are herein sometimes referred to as the "Shares."

     The Company was incorporated in Nevada in August 1995. Pursuant to the Exchange Agreement dated April 19, 1995, the stockholders of Dick Simon Trucking, Inc., a Utah corporation, and Freight Sales, Inc., a Utah corporation, and Richard D. Simon, as the sole proprietor of R. D. Simon Trucking, entered into a reorganization intended to qualify as a tax-free transfer to a controlled corporation under Section 351 of the Internal Revenue Code of 1986, as amended. In this reorganization, the present stockholders of Dick Simon Trucking, Inc. contributed certain assets in exchange for stock, and subsequent to such stock issuances, the stockholders entered into a Formation Agreement dated May 31, 1995, whereby they agreed to contribute all of the issued and outstanding stock of Dick Simon Trucking, Inc. to the Company effective immediately prior to the effectiveness of this offering. As a result of this reorganization, Dick Simon Trucking, Inc. will become a wholly owned subsidiary of the Company (the "Subsidiary"). The "Company" refers to Simon Transportation Services Inc. and the Subsidiary, unless the context clearly indicates otherwise.

     Of the several underwriters named in Schedule I for whom you are acting as representatives (the "Representatives"), you have advised the Company and the Selling Shareholders that you are authorized to enter into this Agreement on behalf of the several Underwriters and that Morgan Keegan & Company, Inc. has authority to execute this Agreement, bind the Underwriters and Representatives and take all actions on behalf of the Representatives referenced in this Agreement.

     Section 1. Representations and Warranties of the Company and the Subsidiary. The Company and the Subsidiary represent and warrant to and agree with each of the Underwriters that:

     (a) A registration statement on Form S-1 (File No. 333-________) with respect to the Shares, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the applicable rules and regulations (the "1933 Act Regulations") of the Securities and Exchange Commission (the "Commission") and has been filed with the Commission; and such amendments to such registration statement as may have been required, if any, prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Copies of such registration statement and amendment or amendments and of each related preliminary prospectus, and the exhibits, financial statements, and schedules, as finally amended and revised, have been delivered to you. The Company has prepared in the same manner, and proposes so to file with the Commission, one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the 1933 Act Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information (as defined below) and, except to the extent that you shall agree in writing to a modification, shall be in all respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Company shall have previously advised you in writing would be included or made therein.

     The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the 1933 Act Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations or, if no filing pursuant to Rule 424(b) of the 1933 Act Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted pursuant to Rule 430A of the 1933 Act Regulations to be omitted from the Registration Statement when it becomes effective.

     (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or threatened by the Commission or the state securities authority of any jurisdiction, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to untrue statements or omissions of material facts to the extent they are corrected in the Prospectus first filed pursuant to Rule 424(b) under the 1933 Act Regulations, or to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use in the Registration Statement.

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     (c)  When the Registration Statement shall become effective, when the
Prospectus is first filed pursuant to Rule 424(b) of the 1933 Act Regulations, when any amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus is filed with the Commission, and at each Date of Delivery (as defined in Section 3), (i) the Registration Statement, the Prospectus, and any amendments thereof and supplements thereto will conform in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, and (ii) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use in the Registration Statement.

     (d) The Company and the Subsidiary have been duly incorporated and each is validly existing as a corporation in good standing under the laws of its respective state of incorporation with all requisite corporate power and authority to own, lease, and license its properties and to conduct its business as now conducted and as described in the Registration Statement and the Prospectus, and each has been duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business requires such qualification, and where the failure to do so would have a material adverse effect on the Company and the Subsidiary taken as a whole. The Company does not own or control, directly or indirectly, any corporation, association or other entity, and upon effectiveness of the offering contemplated hereby will acquire all of the capital stock of the Subsidiary.

     (e) The Company has full legal right, power, and authority to enter into this Agreement, to issue, sell, and deliver the Shares as provided herein, and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed, and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that the indemnification provisions set forth in Section 9 of this Agreement may be limited by applicable law or equitable principles, and except as enforceability may be limited by bankruptcy, reorganization, moratorium, or similar laws affecting the enforceability of creditors' rights generally and rules of law governing specific performance, injunctive relief, and other equitable remedies. Each consent, approval, authorization, order, designation, or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale, and delivery of the Shares, the execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company and the Subsidiary of the transactions contemplated hereby, has been made or obtained and is in full force and effect, except such as may be necessary to make the Registration Statement effective (and maintain it as effective) under the 1933 Act and to qualify the Shares for public offering by you under state securities or "blue sky" laws or by the National Association of Securities Dealers, Inc. ("NASD") in connection with the purchase and distribution of the Shares by the Underwriters. Neither the issuance, sale, and delivery of the Shares nor the execution, delivery, and performance of this Agreement by the Company nor the consummation by the Company or the Subsidiary of the transactions contemplated hereby will result in a breach or violation of any of the terms and provisions of, or constitute a default by the Company or the Subsidiary under the Articles of Incorporation or Bylaws of the Company or Subsidiary, or will result in a breach or violation (that has not been waived) of any of the terms or provisions of, or constitute default by the Company or the Subsidiary under, any indenture, mortgage, deed of trust, loan agreement, note, lease, or other agreement or instrument to which the Company or the Subsidiary is a party or to which it or its properties is subject, or of any statute, judgment, decree, order, rule, or regulation of any court or governmental agency or body applicable to the Company or the Subsidiary or any of their respective properties.

     (f) The Company has Class A common stock and Class B common stock issued and outstanding as set forth in the Registration Statement. The Company has no other issued and outstanding capital stock. The Company has an authorized, issued, and outstanding capitalization as set forth in the Prospectus under the

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caption "Capitalization" as of the date therein; all the issued and outstanding shares of capital stock of the Company, including the Shares to be sold by the Selling Shareholders, have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock contained in the Prospectus and the rights set forth in the instruments defining the same; the Shares to be sold by the Company and the Selling Shareholders when issued and delivered by the Company and the Selling Shareholders, and paid for pursuant to this Agreement, will be validly issued, fully paid, and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus. No preemptive rights of stockholders exist with respect to the Shares. No person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares and no person holds a right to require registration under the 1933 Act of any shares of Common Stock of the Company at any other time. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. None of the issued shares of capital stock of the Company has been issued in violation of any preemptive or similar rights; all shares of Common Stock of the Company subject to outstanding options or warrants have been duly authorized and reserved for issuance, and, when issued in accordance with the terms of the applicable option or warrant, will be validly issued, fully paid, and nonassessable and will not be issued in violation of any preemptive rights (contractual or other); there is no outstanding option, warrant, or other right calling for the issuance of and no commitment, plan, or arrangement to issue, any share of capital stock of the Company, or any security convertible into or exchangeable for capital stock of the Company, except as is disclosed in the Registration Statement and the Prospectus

     (g) The financial statements of the Company (including the related notes and schedules) included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations and its cash flows for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The amounts in the Prospectus under the captions "Prospectus Summary -- Summary Consolidated Financial and Operating Data" and "Selected Consolidated Financial and Operating Data" are accurately computed, fairly present the information shown therein and, to the extent derived therefrom, have been determined on a basis consistent with the financial statements included in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form S-1 or otherwise to be included in the Registration Statement, the Prospectus, or any Preliminary Prospectus.

     (h) Arthur Andersen LLP, which has examined and is reporting upon the audited financial statements and schedules included in the Registration Statement certifying that they are, and were during the periods covered by their reports included in the Registration Statement and Prospectus, independent public accountants with respect to the Company and the Subsidiary within the meaning of the 1933 Act and the 1933 Act Regulations.

     (i) Neither the Company nor the Subsidiary has sustained, since September 30, 1996, any material loss or interference with its business from fire, explosion, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock, long-term debt, obligations under capital leases, or short-term borrowings of the Company or the Subsidiary, other than from equipment obligations incurred in the ordinary course of business and draws upon the Subsidiary's line of credit; (ii) any material adverse change, or any development which could reasonably be seen as involving a prospective material adverse change, in or affecting the business, prospects, properties, assets, results of operations, or condition (financial or other) of the Company or the Subsidiary; (iii) any liability or obligation, direct or contingent, incurred, or undertaken by the Company or the Subsidiary which is material to the business or condition (financial or other) of the Company or the Subsidiary, except for liabilities or

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obligations incurred in the ordinary course of business; (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to its capital stock; or (v) any transaction that is material to the Company or the Subsidiary, except transactions in the ordinary course of business.

     (j) Neither the Company nor the Subsidiary is in violation of its Articles of Incorporation or Bylaws; and, as of the date hereof, no material default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a material default in the due performance and observance of any obligation, agreement, covenant, consideration, or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, or other agreement or instrument to which the Company or the Subsidiary is a party or by which they or any of their properties is subject, except as may be occasioned by the transactions contemplated and described in the Registration Statement and Prospectus, and for which waivers or consents may be obtained, and no violation exists of any law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, or court, domestic, or foreign, in any such case where the consequences of such violation or default is likely to materially adversely affect the assets, properties, results of operation, financial condition, or business prospects of the Company or the Subsidiary.

     (k) To the Company's actual knowledge, the Company and the Subsidiary are in material compliance with all federal, state, and local laws, ordinances, rules, regulations, and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company and the Subsidiary have, and are in compliance with, all licenses, permits, registrations, and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, neither the Company nor the Subsidiary has received any written or oral notice from any governmental entity or any other person and there is no pending or threatened claim, litigation, or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company or the Subsidiary; alleges the Company or the Subsidiary is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S) 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any real property owned, leased, or controlled by the Company or the Subsidiary; or alleges the occurrence of contamination of any of such real property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the real property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

     (l) The Company and the Subsidiary have good and marketable title to all real property owned by them, free and clear of all liens and encumbrances, which are material in amount, and represent amounts due and payable, except such as are reflected in the Registration Statement. Each parcel of real property owned, leased, or controlled by the Company and the Subsidiary and each improvement thereon complies with all applicable codes, laws, and regulations (including, without limitation, building and zoning codes, laws and regulations, and laws relating to access to facilities located on such real property) except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not have a material adverse impact on the Company or the Subsidiary. Neither the Company nor the Subsidiary has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to such real property and improvements, except such proceedings or actions that would not have a material adverse effect on the assets, properties, results of operation, financial condition, or business prospects of the Company or the Subsidiary.

     (m) Any real property and buildings held under lease by the Company or the Subsidiary are held by it under valid, subsisting, and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the

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Company or the Subsidiary; such leases conform in material respect to the description thereof, if any, set forth in the Registration Statement; and no notice has been given or material claim asserted by anyone adverse to the rights of the Company or the Subsidiary under any of the leases or affecting the rights of the Company or the Subsidiary to the continued possession of the leased property.

     (n) Except as described in the Prospectus, there is not pending or, to the Company's and the Subsidiary's actual knowledge, threatened, any action, suit, proceeding, inquiry, or investigation, against the Company, the Subsidiary, or any of their respective officers, directors, or significant stockholders or to which the properties, assets or rights of the Company or Subsidiary are subject, before or brought by any court or governmental agency or body or board of arbitrators, which could result in any material adverse change in the Company and the Subsidiary, or which could materially adversely affect the consummation of the transactions contemplated by this Agreement.

     (o) There are no contracts or other documents required by the 1933 Act or the 1933 Act Regulations to be described in or incorporated by reference into the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects or incorporated or filed as required. The agreements to which the Company and the Subsidiary are parties described in the Registration Statement and the Prospectus are valid and enforceable in all material respects by the Company or the Subsidiary, and, to the Company's and Subsidiary's actual knowledge, the other contracting party or parties thereto are not in material breach or default under any of such agreements.

     (p) The Company and the Subsidiary own, possess, or have obtained all material permits, licenses, franchises, certificates, consents, orders, approvals, and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate its properties and to carry on their business as presently conducted. Neither the Company nor the Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals, or authorizations which revocation or modification could materially and adversely affect the assets, properties, results of operation, financial condition, or business prospects of the Company or the Subsidiary.

     (q) The Company and the Subsidiary own or possess appropriate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software, and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and the Subsidiary to conduct their business now, and as proposed to be conducted or operated as described in the Prospectus, and neither the Company nor the Subsidiary has received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the assets, properties, results of operation, financial condition, or business prospects of the Company or the Subsidiary.

     (r) The systems of internal accounting controls utilized by the Company and the Subsidiary are sufficient to meet the objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements; and, neither the Company, the Subsidiary nor any employee or agent of the Company or Subsidiary has made any payment of funds of the Company or Subsidiary or received or retained any funds and no funds of the Company or the Subsidiary have been set aside to be used for any payment in violation of any law, rule, or regulation.

     (s) The Company and the Subsidiary have filed on a timely basis all federal, state, local, and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon; and no tax deficiency, has been asserted against the Company or the Subsidiary, nor does the Company or the Subsidiary know of any tax deficiency which is likely to be asserted against the Company or the Subsidiary which if determined adversely to the Company or Subsidiary could materially adversely affect

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the assets, properties, results of operation, financial condition, or business prospects of the Company or the Subsidiary. All tax liabilities are adequately provided for on the books of the Company and the Subsidiary.

     (t) The Company and the Subsidiary maintain insurance of the types and in the amounts that have been disclosed to you, such amounts are deemed by the Company, the Subsidiary and the Selling Shareholders, appropriate for their businesses, are in excess of all statutory requirements, and all policies are in full force and effect.

     (u) No labor problem exists with Company's or Subsidiary's employees or, to the Company's and Subsidiary's actual knowledge, is threatened or imminent that could materially adversely affect the Company or the Subsidiary, and neither the Company nor the Subsidiary is aware of any existing, threatened, or imminent labor disturbance by the employees of any of its principal suppliers, contractors, or customers that could be expected to materially adversely affect the business, prospects, properties, assets, results of operation, or condition (financial or other) of the Company or Subsidiary.

     (v) The Company has obtained the agreement of each of the Selling Stockholders that, for a period of 180 days from the date on which the Registration Statement becomes effective such persons will not, without your prior written consent, directly, or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any shares of the Company's Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by such person in accordance with the Securities Exchange Act of 1934 Regulations); provided that during such period such persons may make gifts of shares of Common Stock upon the condition that the donees agree to be bound by the foregoing restriction in the same manner as it applies to such persons.

     (w) Neither the Company nor its officers, directors, stockholders, or affiliates have taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in or constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

     (x) The Shares have been approved for listing on The Nasdaq Stock Market (National Market) (the "NSM"), subject to official notice of issuance.

     (y) The Company and the Subsidiary have participated in the preparation of the Registration Statement and Prospectus and no facts have come to the attention of the Company or the Subsidiary which leads it to believe that the Registration Statement or the Prospectus, or any amendment thereto, as of their respective effective or filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (z) Neither the Company nor the Subsidiary has incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

     Any certificate signed by any duly authorized officer of the Company and the Selling Shareholders, and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Subsidiary, respectively, to each Underwriter as to the matters covered thereby.

     Section 2. Representations and Warranties of the Selling Shareholders. The Selling Shareholders represent and warrant to each Underwriter and agree that:

     (a) The Selling Shareholders have all right, power and authority necessary to execute and deliver this Agreement, to sell and deliver the Shares to be sold by them hereunder and to perform all other obligations under this Agreement; the execution, delivery and performance of this Agreement by the Selling Shareholders will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the Shares to be sold by the Selling Shareholders pursuant to the terms of, or constitute a default under, any agreement or other instrument, or any order, rule or regulation of any court or governmental agency having jurisdiction over the Selling Shareholders or the Selling Shareholders' properties; and except as required by the 1933 Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required (or, if required, has been obtained) for the execution, delivery and performance of this Agreement by the Selling Shareholders.

     (b) At the Closing Time, the Selling Shareholders will have good title to the Shares being sold by them hereunder; such Shares are, and at the Closing Time will be, validly authorized, issued and outstanding, fully paid and nonassessable Common Stock of the Company with no personal liability attaching to the ownership thereof; and, assuming that the Underwriters are bona fide purchasers under Section 8-203 of the Uniform Commercial Code, upon the delivery of and payment for such Shares as contemplated herein, such Underwriters will receive good title to the Shares purchased by them, respectively, from such Selling Shareholders, free and clear of any and all liens, encumbrances, security interests and adverse claims.

     (c) Without the prior written consent of the Underwriters, the Selling Shareholders and any affiliate controlled by them (other than the Company) will not sell or offer or contract to sell, except to the Underwriters pursuant to this Agreement, any securities of the Company which they beneficially own within 180 days after the effective date of the Registration Statement; the Selling Shareholders have not taken, and agree that they will not take, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company.

     (d) Except as set forth in the Prospectus, the Selling Shareholders are disposing of their Shares hereunder for their own account and are not selling such Shares, directly or indirectly, for the benefit of the Company or the Underwriters.

     (e) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholders expressly for use therein, such Preliminary Prospectus, did, and the Registration Statement and the Prospectus and any amendment or supplement thereto will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (f) The sale of the Shares by the Selling Shareholders pursuant to this Agreement is not prompted by any material information concerning the Company which is not set forth in the Prospectus.

     Section 3.  Sale and Delivery of Shares to the Underwriters; Closing.

     (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders agree to sell an aggregate of 2,000,000 firm shares to the Underwriters named in Schedule I hereto, and each such Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of $_____ per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

     (b) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company and Richard D. Simon hereby grants pro rata an option to the Underwriters, severally and not jointly, to purchase up to an additional 100,000 and 200,000 Option Shares respectively on the same terms and conditions as the Firm Shares. The option hereby granted will expire if not exercised within the 30 day period after the first date on which the Firm Shares are released by you for sale to the public, by giving written notice to the Company. The option granted hereby may be exercised, in whole or in part (but not more than once), only for the purpose of covering the over-allotments that may be made in connection with the offering and distribution of the Firm Shares. The right to purchase may be exercised by your giving 48 hours prior written or telephonic notice (subsequently confirmed in writing) to the Company and Richard D. Simon. This notice of exercise shall set forth the number of Option Shares as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by you but shall not be earlier than the second business day after the date on which the notice of the exercise of the option shall have been given nor later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by the Underwriters, severally and not jointly, in their respective underwriting obligation proportions.

     (c) Payment of the purchase price for and delivery of the Firm Shares shall be made at the offices of Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103 or at such other place as shall be agreed upon by the Company and you, at 10:00 A.M., either (i) on the fourth full business day after the effective date of the Registration Statement, or (ii) at such other time not more than ten full business days thereafter as you and the Company shall determine (unless, in either case, postponed pursuant to Section 12) (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for and delivery of the Option Shares shall be made at the offices of Morgan Keegan & Company, Inc. in the manner set forth above, or at such other place as the Company and you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment for the Firm Shares and the Option Shares shall be made to the Company and Richard D. Simon by certified or official bank check or checks in New York Clearing House next day funds payable to the order of the Company or Richard D. Simon against delivery to you for the respective accounts of the Underwriters of the Shares to be purchased by them.

     (d) The Shares to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least three full business days before the Closing Time or the Date of Delivery, as the case may be. The Shares will be made available at the offices of Morgan Keegan & Company, Inc. or at such other place as Morgan Keegan & Company, Inc. may designate for examination and packaging not later than 10:00 A.M. at least two full business days prior to the Closing Time or the Date of Delivery, as the case may be.

     (e) After the Registration Statement becomes effective, you intend to offer the Shares to the public as set forth in the Prospectus, but after the secondary public offering of such Shares, you may from time to time increase or decrease the public offering price, in your sole discretion, by reason of changes in general market condition or otherwise.

     Section 4. Certain Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

     (a) The Company will use its best efforts to cause the Registration Statement to become effective (if not yet effective at the date and time that this Agreement is executed and delivered by the parties hereto). If the Company elects to rely upon Rule 430A of the 1933 Act Regulations or the filing of the Prospectus is otherwise required under Rule 424(b) of the 1933 Act Regulations, and subject to the provisions of Section 3(b) of this Agreement, the Company will comply with the requirements of Rule 430A and will file the Prospectus, properly completed, pursuant to the applicable provisions of Rule 424(b) within the time period prescribed, and will notify you immediately, and confirm the notice in writing, (i) when the Registration statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible moment.

     (b) The Company will not at any time file or make any amendment to the Registration Statement or any amendment or supplement to the Prospectus (i) if the Company has not elected to rely upon Rule 430A, or (ii) if the Company has elected to rely upon Rule 430A, to either the prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus filed in accordance with Rule 424(b), in either case if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or counsel for the Underwriters shall object to such amendment or supplement.

     (c) The Company has furnished or will furnish to you, at its expense, as soon as available, as many signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to each Underwriter, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (but without exhibits).

     (d) The Company will deliver to each Underwriter, at its expense, from time to time, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, at its expense, as soon as the Registration Statement shall have become effective, and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as each Underwriter may reasonably request. In case you are required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the 1933 Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at the expense of the Underwriters, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

     (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If, at any time when a Prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to the provisions of Section 4(b), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

     (f) The Company will use its best efforts, in cooperation with you, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

     (g) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

     (h) During a period of five years from the date hereof, the Company will furnish to its stockholders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent public accountants), and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will furnish to you: (i) concurrently with furnishing such reports to its stockholders, statements of operations of the Company for each of the first three quarters in the form furnished to the Company's stockholders; (ii) concurrently with furnishing to its stockholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of cash flows and of stockholders' equity of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent public accountants; (iii) as soon as they are available, copies of all reports (financial or otherwise) mailed to stockholders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD; (v) concurrently with its release, every material press release in respect of the Company or its affairs which is released or prepared by the Company; and (vi) any additional information of a public nature concerning the Company or its business that you may reasonably request. During such five-year period, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company are consolidated with any subsidiaries, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

     (i) Except with respect to grants under the Company's Incentive Stock Plan and Outside Director Plan, for a period of 180 days from the date hereof, the Company will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or securities convertible into Common Stock, other than to the Underwriters pursuant to this Agreement and other than pursuant to employee benefit plans in existence on the date of this Agreement.

     (j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

     (k) The Company will use it best efforts to maintain the listing of its shares of Common Stock on NSM.

     (l) The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner so as to ensure that the Company was not and will not be an "investment company" within the meaning of the Investment Company Act of 1940 and the rules and regulations thereunder.

     (m) The Company will supply the Underwriters with copies of all correspondence to and from and all documents issued to and by the Commission or the Commission staff in connection with the registration of the Shares under the 1933 Act.

     Section 5. Covenants of the Selling Shareholders. The Selling Shareholders covenant:

     (a) To pay all taxes, if any, on the transfer and sale of the Shares to be sold by them hereunder;

     (b) To use reasonable efforts to cause the Registration Statement to become effective, to do and perform all things to be done and performed by the Selling Shareholders hereunder prior to the Closing Time and to satisfy all conditions precedent to the delivery of the Shares to be sold by the Selling Shareholders; and

     (c) Not to sell or offer or contract to sell or cause or permit their affiliates to sell or offer or contract to sell, except to the Underwriters pursuant to this Agreement, any Common Stock of the Company within 180 days after the effective date of the Registration Statement without the prior written consent of the Underwriters.

     Section 6.  Payment of Expenses.

     (a) The Company will pay and bear all costs, fees, and expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements, and expenses of counsel and accountants in the preparation, printing, and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters; (ii) the preparation, printing, and distribution of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, Blue Sky Memoranda, and any instruments relating to any of the foregoing (other than the fees and expenses of counsel for the Underwriters relating thereto); (iii) the issuance and delivery of the Shares to the Underwriters, including any transfer taxes payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters); (iv) the fees and disbursements of the Company's counsel and accountants; (v) the qualification of the Shares under the applicable securities laws in accordance with Section 4(f) hereof and any filing for review of the offering with the NASD, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Memoranda up to a maximum of $10,000; (vi) the transfer agent's and registrar's fees and all miscellaneous expenses referred to in Item 14 of the Registration Statement; (vii) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares reasonably determined by the Underwriters to be necessary or desirable to effect the sale of the Shares to the public; (viii) all other costs and expenses incident to the performance of the Company's obligations hereunder (including costs incurred in closing the purchase of the Option Shares, if any) that are not otherwise specifically provided for in this section. The Company, upon your request, will provide funds in advance for filing fees in connection with "blue sky" qualifications and the NASD. It is understood, however, that the Underwriters will pay all their own costs and expenses, including the fees of their counsel, stock transfer, taxes on resale of any of the securities by them, and any advertising expenses connected with any offers that they make.

     (b) The Selling Shareholders shall pay their proportionate share of all underwriters' commissions relating to shares of the Company sold by such Selling Shareholders.

     (c) If the sale of Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability, or failure on the part of the Company or the Selling Shareholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Selling Shareholders will reimburse the Underwriters severally on demand for all reasonable out-of-pocket expenses, including fees and disbursements of Underwriters' counsel, reasonably incurred by the Underwriters in reviewing the Registration Statement and the Prospectus, and in investigating and making preparations for the marketing of the Shares. In no event, however, shall the liability of any Selling Shareholder for any expenses under this Section 6(c) exceed the lesser of (i) that proportion of the total of such expenses equal to the proportion of the total shares sold hereunder which is being sold by such Selling Shareholder, or (ii) the proceeds that should have been received by such Selling Shareholder from the Underwriters in the Offering based upon the price of the Company's stock on the date of termination of this Agreement pursuant to
Section 11.

     Section 7. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Shares that they have severally agreed to purchase pursuant to this Agreement (including any Option Shares as to which the option granted in Section 3 has been exercised and the Date of Delivery determined by you is the same as the Closing Time) are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

     (a) The Registration Statement shall have become effective not later than 5:30 P.M., eastern time, on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M., eastern time, on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, a prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) At the Closing Time you shall have received the opinion of Scudder Law Firm, P.C., counsel for the Company and the Selling Shareholders, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to Baker, Donelson, Bearman & Caldwell, counsel for the Underwriters, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus. The Company is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business makes such qualification necessary, and where the failure to be so qualified or in good standing would have a material adverse effect on the Company.

          (ii) The Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Utah and has the requisite corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus. The Subsidiary is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business makes such qualification necessary, and where the failure to be so qualified or in good standing would have a material adverse effect on the Subsidiary.

          (iii) The authorized capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Description of Capital Stock," and the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

          (iv) The Shares sold by the Company have been duly authorized and, when issued and delivered to the Underwriters pursuant to the Underwriting Agreement against payment of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

          (v) The issuance of the Shares in the manner contemplated by this Agreement is not subject to any preemptive rights arising under the Articles of Incorporation or Bylaws of the Company, or under any statute or by operation of law, or to our actual knowledge, under any contract or other instrument known to us to which the Company is subject or by which it or its assets are bound.

          (vi) No authorization, approval, or consent of any court or governmental authority or agency is required to be obtained by the Company in connection with the offering, issuance, or sale of the Shares by the Company, except such as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws or by the NASD.

          (vii) Except as described in the Prospectus, such counsel does not actually know of any past, pending, or threatened action, suit, proceeding, inquiry, or investigation before any court or before or by any public, regulatory or governmental body or board against or involving the properties or business of the Company of a character required to be disclosed in the Prospectus or, as to threatened litigation, of a character which would be required to be disclosed if filed, or in either case which, if successful, would have a material adverse effect on the Company.

          (viii) Neither the issuance, sale, and delivery by the Company and the Selling Shareholders of the Shares, nor the execution, delivery, and performance of this Agreement, nor the consummation by the Company of any of the other transactions contemplated hereby will conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, encumbrance, claim or security interest upon any property or assets of the Company pursuant to any contract, indenture, mortgage, loan agreement, note, lease, or material agreement or other instrument actually known to such counsel to which the Company or the Selling Shareholders is a party or by which it is bound or to which any of the property of the Company or the Selling Shareholders is subject (unless such breach, default, or violation has been waived) nor will such action violate the provisions of the Articles of Incorporation or Bylaws of the Company, or, so far as is actually known to such counsel, any law, administrative rule, or regulation or arbitrators' or administrative or court decree, judgment, or order or material franchise or permit known to such counsel. To such counsel's actual knowledge, the Company is conducting its business so as to comply in all material respects with all applicable statutes and regulations, where the failure to so comply would have a material adverse effect upon the Company.

          (ix) The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated by the Commission. Such counsel has participated in the preparation of the Registration Statement and Prospectus. From time to time such counsel has had discussions with officers, directors, and employees of the Company, accountants and auditors, the independent accountants who examined certain of the financial statements of the Company included in the Registration Statement and Prospectus, and your representatives concerning the information contained in the Registration Statement and Prospectus and the proposed responses to various Items in Form S-1. Based thereon, such counsel is of the opinion that the Registration

     Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date hereof (except for the operating statistics, financial statements, financial schedules, and other financial data included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder.

          (x) The descriptions in the Registration Statement and the Prospectus of the contracts, leases, and other legal documents therein described present fairly the information required to be shown and there are no contracts, leases, or other documents known to such counsel of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. There are no statutes or regulations applicable to the Company or certificates, permits, or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and described therein.

          (xi) The Company and the Selling Shareholders have all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, including the issuance, sale, and delivery by it of the Shares hereunder. The opinions called for by this clause (xi) may exclude from their scope any authorization, approval, order, license, certificate, or permit as may be required under the "blue sky" laws of any jurisdiction in connection with the distribution of the Shares contemplated by the Registration Statement.

          (xii) This Agreement has been duly authorized, executed, and delivered by the Company, and, assuming the due authorization, execution, and delivery by the Underwriters, will be valid and binding obligations of the Company and the Selling Shareholders enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws of general applicability relating to or affecting creditor's rights, to general equity principles, and except to the extent that the indemnification provisions in Section 9 of the Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

          (xiii) Neither the Company nor the Subsidiary is presently in breach of or default under its Articles of Incorporation or Bylaws, and to our actual knowledge no material default exists and no event has occurred which with notice or after the lapse of time to cure or both, would constitute a material default, in the due performance and observance of any term, covenant, or condition of any indenture, mortgage, deed of trust, loan agreement, note, lease, or other agreement or instrument actually known to such counsel to which the Company, the Subsidiary or the Selling Shareholders are a party or to which any of its or their properties is subject, in any such case where the default has not been waived and the consequences of such violation or default is likely to materially adversely affect the business, prospects, properties, assets, results of operation, or condition (financial or otherwise) of the Company or the Subsidiary.

          (xiv) Except as set forth in the Registration Statement and Prospectus, no holders of shares of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having registration rights with respect to shares of Common Stock or other securities of the Company have, with respect to the offering contemplated hereby, waived such rights in writing or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

          (xv) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (xvi) Such counsel has participated in the preparation of the Registration Statement and Prospectus and no facts have come to the attention of such counsel which leads them to believe that the Registration Statement (including the Rule 430A Information, if applicable) or the Prospectus, or any amendment thereto (except for the financial statements and schedules and other financial or operating data included therein and written information provided by the Underwriters for use in the section entitled "Underwriting," as to which such counsel need express no opinion), as of their respective effective, or filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          In rendering the foregoing opinion, such counsel may rely on the following:

               (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deem proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel familiar with applicable laws; and

               (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and the Selling Shareholders and certificates or other written statements of officers or departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and certificates of the Company's transfer agent, provided that copies of all such opinions, statements, or certificates shall be delivered to Underwriters' counsel, and, if written confirmation of the Commission is not available at the time such opinion is rendered, upon the current oral representations of members of the Commission's staff with respect to the Registration Statement or any amendment or supplement thereto having become effective and the lack of issuance of a stop order or institution of proceedings for that purpose. The opinion of counsel for the Company shall state that the opinion of any other counsel, or certificate or written statement, on which such counsel is relying is in form reasonably satisfactory to such counsel and that you and they are justified in relying thereon.

     (c) At the Closing Time, you shall have received a favorable opinion from Baker, Donelson, Bearman & Caldwell, counsel for the Underwriters, dated as of the Closing Time, with respect to the Registration Statement, the Prospectus, and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (d) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the business prospects, properties, assets, results of operation, or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business;

(iii) no action, suit, or proceeding at law or in equity shall be pending or, to the best of the Company's knowledge, threatened against the Company that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any federal, state, or other commission, board or administrative agency wherein an unfavorable decision, ruling, or finding could materially adversely affect the business, prospects, properties, assets, results of operations, or condition (financial or otherwise) of the Company, other than as set forth in the Prospectus; (iv) the Company and the Selling Shareholders shall have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the Closing Time; and (v) the representations and warranties of the Company set forth in Section 1 and the representations and warranties of the Selling Shareholders made in Section 2 shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received certificates executed by the Selling Shareholders the President and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect and with respect to the following additional matters: (i) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the 1933 Act; (ii) they have carefully reviewed the Registration Statement and the Prospectus and when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein not misleading and neither the Registration Statement nor Prospectus and any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth; and
(iii) all representations, warranties, covenants, and statements made herein by the Company and the Selling Shareholders, respectively, are true and correct at such Closing Time, with the same effect as if made on and as of such Closing Time, and all agreements herein to be performed by the Company and the Selling Shareholders, on or prior to such Closing Time have been duly performed.

     (e) On the business day immediately preceding the date of this Agreement and at the Closing Time you shall have received from Arthur Andersen LLP, a letter or letters, dated the date hereof and as of the Closing Time in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and 1933 Act Regulations, stating in effect that:

          (i) in their opinion, the consolidated financial statements included in the Registration Statement and covered by their report therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

          (ii) on the basis of limited procedures (set forth in detail in such letter and made in accordance with such procedures as may be reasonably specified by you) not constituting an audit in accordance with generally accepted auditing standards, consisting of (but not limited to) a reading of the latest available internal unaudited consolidated financial statements of the Company, a reading of minute books of the Company, inquiries of officials of the Company responsible for financial and accounting matters, and such other inquiries and procedures, as may be specified in such letter, nothing has come to their attention which caused them to believe that:

               (A) the unaudited financial statements and other unaudited financial data of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or the 1933 Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement;

               (B) the amounts of revenue, income before income taxes, net income and net income per share for the five fiscal years ended September 30, 1996, included in the Prospectus under the caption "Prospectus Summary -- Summary Consolidated Financial and Operating Data" do not agree with the corresponding amounts in the audited statements of income;

               (C) at a specified date not more than five business days prior to the date of delivery of such letter, there was any change in the capital stock or long-term debt or obligations under capital leases of the Company other than scheduled repayments or any decreases in total assets, stockholders' equity, or other items specified by the Underwriters from that set forth in the consolidated balance sheet at September 30, 1996, included in the Prospectus, except as described in the Prospectus or such letter;

               (D) for the period from September 30, 1996, to a specified date not more than five days prior to the date of delivery of such letter, there were any decreases in revenue, gross profit, or the total or per share amounts of income before extraordinary items or net income, of the Company, in each case as compared with the corresponding period of the preceding year, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (iii) in addition to the procedures referred to in clause (ii) above and the audit referred to in their report included in the Registration Statement, they have carried out certain specific procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages, and financial information specified by you which are derived from the general accounting records of the Company, which appear in the Registration Statement or the exhibits or schedules thereto and are specified by you, and have compared such amounts, percentages, and financial information with the accounting records of the Company and with material derived from such records and have found them to be in agreement.

     (f) At the Closing Time, you shall have received from Arthur Andersen LLP a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) above, except that the specified date referred to shall be a date not more than five business days prior to the Closing Time.

     (g) In the event that either of the letters to be delivered pursuant to subsections (e) and (f) above sets forth any such changes, decreases, or increases, it shall be a further condition to your obligations that you shall have determined, after discussions with officers of the Company responsible for financial and accounting matters and with Arthur Andersen LLP, that such changes, decreases, or increases as are set forth in such letters do not reflect a material adverse change in the capital stock, long-term debt, obligations under capital leases, total assets, or stockholders' equity of the Company as compared with the amounts shown in the latest condensed consolidated balance sheet of the Company, or a material adverse change in revenues or the total or per share amounts of income before extraordinary items or net income, of the Company, in each case as compared with the corresponding period of the prior year.

     (h) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates, and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in
Section 7(d) and in order to evidence the accuracy and completeness of any of the representations and warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance, and sale of the Shares as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Underwriters. The Company will furnish you with such number of conformed copies of such opinion, certificates, letters, and documents as you shall request.

     (i) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

     (j) The Firm Shares and the Option Shares, if any, shall have been approved for listing on NSM upon official notice of the issuance, sale, and evidence of satisfactory distribution thereof pursuant to this underwritten public offering.

     (k) Each stockholder of the Company specified in Section 1(v) hereof shall have agreed in writing as to the matters set forth in such section.

     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company and the Selling Shareholders at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party. Notwithstanding any such termination, the provisions of Section 9 shall remain in effect.

     Section 8. Conditions to Purchase of Option Shares. In the event that the Underwriters exercise the option granted in Section 3 hereof to purchase all or any part of the Option Shares and the Date of Delivery determined by you pursuant to Section 3 hereof is later than the Closing Time, the obligations of the several Underwriters to purchase and pay for the Option Shares that they shall have severally agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein contained, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following further conditions:

     (a) The Registration Statement shall remain effective at the Date of Delivery, and, at the Date of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company or the Selling Shareholders, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters.

     (b) At the Date of Delivery, the provisions of Sections 7(d)(i) through 7(d)(v) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, you shall have received certificates executed by the Selling Shareholders, the President and the Chief Financial Officer of the Company, dated as of the Date of Delivery, to such effect and to the effect set forth in clauses (i), (ii) and (iii) of Section 7(d).

     (c) At the Date of Delivery, you shall have received a favorable opinion of Scudder Law Firm, P.C., counsel for the Company and the Selling Shareholders, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters, dated as of the Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 7(b).

     (d) At the Date of Delivery, you shall have received a favorable opinion of Baker, Donelson, Bearman & Caldwell, counsel for the Underwriters, dated as of the Date of Delivery relating to the Option Shares and otherwise to the same effect as the opinion required by Section 7(c).

     (e) At the Date of Delivery, you shall have received a letter from Arthur Andersen LLP, in form and substance satisfactory to you and dated as of the Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 7(e), except that the specified date referred to shall be a date nor more than five business days prior to the Date of Delivery.

     (f) At the Date of Delivery, counsel for the Underwriters shall have been furnished with all such documents, certificates, and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Option Shares as contemplated in this Agreement and the matters referred to in Section 8(a) and in order to evidence the accuracy and completeness of any of the representations, warranties, or statements of the Company and the Selling Shareholders, the performance of any of the covenants of the Company and the Selling Shareholders, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Shareholders, at or prior to the Date of Delivery in connection with the authorization, issuance, and sale of the Option Shares as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Underwriters.

     Section 9.  Indemnification and Contribution.

     (a) The Company and the Selling Shareholders jointly and severally will indemnify and hold harmless each Underwriter and the Selling Shareholders against any losses, claims, damages, or liabilities, joint or several, to which such Underwriter may become subject under the 1933 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by the Company or the Selling Shareholders herein contained or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any "blue sky" application or other document executed by the Company or based upon any information furnished in writing by the Company, filed in any jurisdiction in order to qualify any or all of the Shares under the securities laws thereof ("Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company and the Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you expressly for use therein; provided, further, that the Company and the Selling Shareholders will not be liable for any such losses, claims, damages, or liabilities arising from the sale of the Shares to any person if a copy of the Prospectus (as first filed pursuant to Rule 424(b)) or the Prospectus as amended or supplemented by all amendments or supplements thereto which has been furnished to the Underwriters shall not have been sent, mailed, or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, but only if and to the extent that such Prospectus, if so sent or delivered, would have cured the defect giving rise to such losses, claims, damages, or liabilities. The indemnity contained in this Section 9(a) shall not be modified or diminished by any assertion or determination by a third party that any Underwriter has been negligent in its due diligence obligation related to this Registration Statement. In no event, however, shall the liability of any Selling Shareholder for indemnification under the Section 9(a) exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Shares sold hereunder which is being sold by such Selling Shareholder, or (ii) the proceeds received by such Selling Shareholder from the Underwriters in the offering. In addition to their other obligations under this Section 9(a), the Company and the Selling Shareholders agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 9(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and the Selling Shareholders obligations to reimburse the Underwriters for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have. For purposes of this Section 9, the information set forth in the last paragraph on the front cover page (insofar as such information related to the Underwriters), under "Underwriting" and with respect to the size of various trucking segments in the first paragraph of the "Industry Overview" in any Preliminary Prospectus and in the Prospectus constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus, or the Registration Statement.

     (b) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company and the Selling Shareholders against any losses, claims, damages, or liabilities to which the Company or the Selling Shareholders may become subject, under the 1933 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus, or the Prospectus, or such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with information furnished to the Company or the Selling Shareholder by such Underwriter expressly for use therein; and will reimburse the Company and the Selling Shareholders for any legal or other expenses reasonably incurred by the Company or the Selling Shareholders or in connection with investigating or defending any such loss, claim, damage, liability, or action. In addition to their other obligations under this Section 9(b), the Underwriters agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 9(b), they will reimburse the Company and the Selling Shareholders on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of their obligation to reimburse the Company or the Selling Shareholders for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement shall be in addition to any liabilities which the Underwriters may otherwise have.

     The indemnity agreement in this Section 9(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of the Company and each person, if any, who controls the Company within the meaning of the 1933 Act to the same extent as such agreement applies to the Company.

     (c)  This paragraph (c) is intentionally left blank.

     (d)  Within ten days after receipt by an indemnified party under subsection
(a) or (b) above of notice of commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification provided in this Section 9(a) or 9(b) shall be available to any party who shall fail to give notice as provided in this Section 9(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party,
(ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in any of which events such fees and expenses shall be borne by the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 9(a) and 9(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 9(a) and 9(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 9(a) and 9(b).

     (f) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 9 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, Selling Shareholders and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by such indemnity incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that (i) the Underwriters are responsible pro rata for that portion represented by the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price (before deducting expenses) appearing thereon, and (ii) the Company and the Selling Shareholders are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, further, that if the allocation provided above is not permitted by applicable law, the Company, the Selling Shareholders and the Underwriters shall contribute to the aggregate losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection
(f) no Selling Shareholder shall be required to contribute any amount in excess of the lessor of (A) that proportion of the total of such losses, claims, damages, or liabilities indemnified or contributed against equal to the proportion of the total shares sold hereunder which is being sold by such Selling Shareholder, or (B) the proceeds received by such Selling Shareholder from the Underwriters in the Offering. For purposes of this Section 9(f), each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

     (g) The parties to this Agreement acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions of this Agreement, including without limitation, the provisions of this Section 9, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 9 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the 1933 Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this
Section 9, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this
Section 9 and further agree not to attempt to assert any such defense.

     Section 10. Representations and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements, and other statements of the Selling Shareholders, the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Selling Shareholders or any Underwriter or controlling person, with respect to an Underwriter or the Company and will survive delivery of and payment for the Shares or termination of this Agreement.

     Section 11.  Effective Date of Agreement and Termination.

     (a) This Agreement shall become effective (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 10:00 A.M. eastern time on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement, the Registration Statement has been declared effective, at 10:00 A.M. eastern time on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Shares for sale to the public. For the purposes of this Section 11, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams or facsimile messages (i) advising the Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first. By giving notice before the time this Agreement becomes effective, you, as the Representative of the several Underwriters, the Company or the Selling Shareholders, may prevent this Agreement from becoming effective, without liability of any party to any other party, except that the and the Selling Shareholders Company shall remain obligated to pay costs and expenses to the extent provided in Section 6 hereof.

     (b) You may terminate this Agreement by notice to the Company and the Selling Shareholders at any time at or prior to the Closing Time (i) in accordance with the last paragraph of Section 7 of this Agreement; (ii) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development which might reasonably be viewed as resulting in a material adverse change in or affecting the assets, properties, results of operation, financial condition, or business prospects of the Company, whether or not arising in the ordinary course of business; (iii) if there has occurred or accelerated any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares; (iv) if trading in any securities of the Company has been suspended by the Commission or by the NASD or NSM, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority; (v) if a banking moratorium has been declared by federal or New York authorities; (vi) any federal or state statute, regulation, rule, or order of any court or other governmental authority has been enacted, published, decreed, or otherwise promulgated which in your reasonable opinion materially adversely affects or will materially adversely affect the business or operations of the Company; or (vii) any action has been taken by any federal, state, or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States.

     (c) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party, except to the extent provided in Section 6. Notwithstanding any such termination, the provisions of Section 9 shall remain in effect.

     Section 12.  Default by One or More of the Underwriters.

     (a) If any Underwriter shall default in its obligation to purchase the Firm Shares which it has agreed to purchase hereunder, you shall use your best efforts to arrange for you or another party or other parties to purchase such Firm Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Firm Shares, then the Company or the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Firm Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Firm Shares, or the Company notifies you that it has so arranged for the purchase of such Firm Shares, you, or the Company or the Selling Shareholders shall have the right to postpone the Closing Time for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 12 with like effect as if such person had originally been a party to this Agreement with respect to such Firm Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters made by you, the Company or the Selling Shareholders as provided in subsection (a) above, the aggregate number of Firm Shares which remains unpurchased does not exceed 200,000, then the Company shall have the right to require each nondefaulting Underwriter to purchase the Firm Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each nondefaulting Underwriter to purchase its pro rata share (based on the number of Firm Shares which such Underwriter agreed to purchase hereunder) of the Firm Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters made by you or the Company as provided in subsection (a) above, the number of Firm Shares which remains unpurchased exceeds 200,000, or if the Company shall not exercise the right described in subsection (b) above to require nondefaulting Underwriters to purchase Firm Shares of a defaulting Underwriter or Underwriters, then the Company, the Selling Shareholders or you shall have the right, by written notice within the next twenty-four (24) hours, to terminate this Agreement, without liability on the part of any nondefaulting Underwriter, the Company or the Selling Shareholders except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     Section 13. Default by the Company or the Selling Shareholders. If the Company or the Selling Shareholders shall fail at the Closing Time to sell and deliver the respective aggregate number of Firm Shares that they are obligated to sell, then this Agreement shall terminate without any liability on the part of any nondefaulting party, except to the extent provided in Section 6 and except that the provisions of Section 9 shall remain in effect. No action taken pursuant to this Section shall relieve the Company or the Selling Shareholders from liability, if any, in respect of their default.

     Section 14. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if mailed, delivered, or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103, attention of Mr. John H. Grayson, Jr., Senior Vice President (with a copy sent in the same manner to Baker, Donelson, Bearman & Caldwell, 2000 First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee 38103, attention of Robert Walker, Esq.); and notices to the Company and the Selling Shareholders shall be directed to Simon Transportation Services Inc., 4646 South 500 West, Salt Lake City, Utah 84123, Attention Richard D. Simon, President (with a copy sent in the same manner to Scudder Law Firm, P.C., 411 South 13th Street, Suite 200, Lincoln, Nebraska 68508, Attention of Mark A. Scudder, Esq.). Each notice hereunder shall be effective upon receipt by the party to which it is addressed.

     Section 15. Parties. This Agreement is made solely for the benefit of the Underwriters, the Selling Shareholders and the Company and, to the extent so provided, any person controlling the Company or any of the Underwriters, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors, and assigns and, subject to the provisions of Section 12, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Shares.

     Section 16. Governing Law and Time. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee. Unless otherwise specified, the time of the day refers to United States Central Time.

     Section 17. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       SIMON TRANSPORTATION SERVICES INC.

                                       By:______________________________________
                                          Richard D. Simon, President


                                       DICK SIMON TRUCKING, INC.

                                       By:______________________________________
                                          Richard D. Simon, President

                                       SELLING SHAREHOLDERS


                                       ______________________________________
                                       Richard D. Simon, Trustee of the
                                       Richard D. Simon Revocable trust UTAD
                                       2/12/93

                                       ______________________________________
                                       Kelle A. Simon

                                       ______________________________________
                                       Lyn Simon

                                       ______________________________________
                                       Richard D. Simon, Jr.

                                       ______________________________________
                                       Sherry L. Simon Bokovoy

                                       ______________________________________
                                       Alban B. Lang


Confirmed and accepted in Memphis,
Tennessee, as of the date first
above written, as Representative
of the Underwriters named in
Schedule 1 hereto.

MORGAN KEEGAN & COMPANY, INC.


By:______________________________________________
   John H. Grayson, Jr., Senior Vice President

                                   SCHEDULE I
                                   ----------

                         NAME                            NUMBER OF FIRM SHARES
                         ----                            ---------------------
Morgan Keegan & Company, Inc. .........................
A.G. Edwards & Sons, Inc. .............................
George K. Baum & Company ..............................

Total Firm Shares .....................................              2,000,000